EXHIBIT 99.1

AGREEMENT FOR THE EXCHANGE OF REAL ESTATE

THIS AGREEMENT FOR THE EXCHANGE OF REAL ESTATE (“Agreement”) is made and entered into as of the date this Agreement is executed by the last party to sign as reflected on the signature page below (the “Effective Date”) by and between CITY OF WESTERVILLE, OHIO, an Ohio municipal corporation (“Westerville”), and THE MIDDLEFIELD BANKING COMPANY, an Ohio corporation (“Middlefield”; Westerville and Middlefield may be referred to herein individually as a “Party” and collectively as, the “Parties”).

Background Information

A. Westerville is the owner of that certain tract of real estate located in Westerville, Delaware County, Ohio, consisting of approximately 1.06 acres of land within the Westar Place master planned development, being part of parent tax parcel number 317-333-01-003-010 (the “Parent Parcel”) as generally depicted and identified as Subarea A-3/Lot 2 on the Exhibit A attached hereto and incorporated herein by reference, together with all privileges, easements, rights of way and appurtenant rights relating to or benefiting such land (collectively, the “Westerville Parcel”).

B. Middlefield, as successor by merger with Emerald Bank, is the owner of those certain tracts of real estate located at 17 N. State Street, Westerville, Ohio, identified as Franklin County Auditor Parcel Nos. 080-000062-00 and 080-000325-00, as generally depicted on the Exhibit B attached hereto and incorporated herein by reference (collectively, the “Middlefield Parcel”).

C. Westerville desires to transfer and convey the Westerville Parcel to Middlefield, and Middlefield desires to transfer and convey the Middlefield Parcel to Westerville, pursuant to the terms hereinafter set forth.

Agreement

In consideration of the mutual covenants and promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree to the foregoing background information and as follows:

ARTICLE 1

CLOSING DATE AND ESCROW AGENT

1.1 Closing Date. Except as otherwise expressly stated herein, the transactions contemplated by this Agreement shall be consummated (the “Closing”) on that date which is thirty (30) days (the “Closing Date”) after the Westerville Contingencies and the Middlefield Contingencies, as set forth in Sections 2.2 and 2.3, below, have been satisfied or waived, whichever occurs later. The Closing Date may be an earlier or later date only as mutually agreed in writing by all Parties.

1.2 Escrow Agent/Title Company. Talon Title Agency, 570 Polaris Parkway, Suite 140, Westerville, Ohio 43082, Attn: Jeffrey A. Auker, Esq.; 614-818-0500; jauker@talontitle.net (“Escrow Agent”), as agent for First American Title Insurance Company (the “Title Company”), shall be the Escrow Agent to close the transaction contemplated herein, subject to the Escrow Agent’s standard conditions for the acceptance of escrow, except as otherwise expressly provided herein.

ARTICLE 2

PROPERTY TRANSFERS

2.1 Agreement to Transfer.

(a) Westerville shall transfer, and Middlefield shall acquire, all of Westerville’s rights, title, estate and interest in and to the Westerville Parcel, together with all easements, rights, privileges, appurtenances and hereditaments thereto. In consideration for Westerville transferring the Westerville Parcel to Middlefield, Middlefield shall transfer, and Westerville shall acquire, all of Middlefield’s rights, title, estate and interest in and to the Middlefield Parcel, together with all easements, rights, privileges, appurtenances and hereditaments thereto. The Parties agree that the value of each of the Westerville Parcel and the Middlefield Parcel is One Million Four Hundred Fifty Thousand Dollars ($1,450,000.00) (the “Agreed Value”), and as such the foregoing transfers shall be completed without any monetary consideration between the Parties. The subject parcels and all improvements currently existing thereon shall be conveyed in their current “as is, where is, with all faults” condition without representation or warranty from either Party to the other Party with respect to the condition whatsoever, except as may be specifically set forth herein.

(b) Prior to Closing, Westerville shall complete the lot split of the Westerville Parcel, at Westerville’s sole cost and expense, but any plat and the final legal descriptions shall be subject to Middlefield’s prior written approval, which approval shall not be unreasonably withheld or delayed. Middlefield shall cooperate with Westerville in obtaining the necessary approvals and lot split for the legal description of the Westerville Parcel, at no out of pocket cost to Middlefield. Westerville and Middlefield acknowledge that the acreage to be transferred to Middlefield may vary nominally from that set forth above and that the exact acreage shall be that acreage determined in accordance with the boundary survey obtained by Westerville and approved by Middlefield as set forth above, but shall be generally in accordance with the boundaries set forth on the attached Exhibit A and identified as “Subarea A-3/Lot 2”. Any material changes to the acreage and the general boundaries set forth on Exhibit A are subject to Westerville’s and Middlefield’s approval.

(c) The Westerville Parcel and the Middlefield Parcel shall be transferred from one Party to the other Party with no leases to remain in effect after the Closing Date, except for the Lease Agreement by and between Westerville and Middlefield for the Middlefield Parcel pursuant to Section 2.4(a), below.

2.2 Westerville Contingencies. Westerville’s obligations under this Agreement are expressly conditioned upon the completion or satisfaction of the following matters (the “Westerville Contingencies”):

(a)

Within two hundred seventy (270) days after the Effective Date (the “Inspection Period”), Westerville shall be satisfied, in its sole discretion, with the results of its physical inspections (which may include such tests, investigations, surveys and reports as Westerville deems appropriate) of the Middlefield Parcel and any other due diligence as Westerville elects to perform with respect to the Middlefield Parcel; and

(b)	Within thirty (30) days of the Effective Date, Westerville obtaining approval of this Agreement and the transaction contemplated herein from the Westerville City Council.

In the event that the Westerville Contingencies have not been satisfied or waived by Westerville within the Inspection Period, then Westerville may terminate this Agreement by delivering written notice of such termination to Middlefield prior to the expiration of the Inspection Period. If Westerville fails to timely terminate this Agreement within the Inspection Period, then the Westerville Contingencies shall be deemed waived.

Middlefield shall give Westerville and Westerville’s representatives and contractors access to the Middlefield Parcel during the Inspection Period during normal business hours upon at least seventy-two (72) hours advance notice to Thomas M. Wilson, the Executive Vice President for Middlefield (e-mail: twilson@middlefieldbank.com; phone: 614.216.2585). Westerville, its agents or representatives, shall have the right during the Inspection Period, to physically inspect all property and improvements, and to conduct such inspections, surveys, and other tests and inspections. Notwithstanding anything to the contrary contained herein, in no event shall Westerville conduct any invasive or soil boring tests upon the Middlefield Parcel without first providing Middlefield with not less than seven (7) days’ advance written notice of the same and the opportunity for Middlefield to reasonably identify the location of such invasive or boring locations, with such borings subject to the approval of Middlefield, which approval shall not be unreasonably withheld. Westerville shall, at Westerville’s sole cost and expense, be responsible for repairing and restoring the Middlefield Parcel from any damage or alteration resulting from its inspections and/or entrance upon the Middlefield Parcel by Westerville and/or its agents, servants, employees and contractors. The expenses of Westerville’s investigation and due diligence shall be borne solely by Westerville. Westerville shall obtain and maintain the following insurance coverage during any periods of on-site activity (“Westerville’s Insurance”): (a) policy of commercial general liability insurance with a minimum limit of One Million Dollars ($1,000,000) for each occurrence and Two Million Dollars ($2,000,000) in aggregate for bodily injury, including death, and property damage; and (b) automobile liability insurance in the amount of One Million Dollars ($1,000,000) per occurrence. Middlefield shall be named as an additional insured on the above-referenced policies on a primary and non-contributory basis. Copies of the certificates of insurance evidencing the required coverages noted above and reflecting the addition of Middlefield as an additional insured shall be provided to Middlefield not less than five business (5) days prior to any access to the Middlefield Parcel by Westerville or its agents performing on-site due diligence. Notwithstanding anything else in this Agreement to the contrary, the provisions of this Section 2.2 shall survive Closing or the earlier termination of this Agreement.

2.3 Middlefield Contingencies. The obligations of Middlefield under this Agreement are expressly conditioned upon the completion or satisfaction of the following matters (the “Middlefield Contingencies”):

(a)

Within the Inspection Period, Middlefield shall be satisfied, in its sole discretion, with the results of its physical inspections (which may include such tests, investigations, surveys and reports as Middlefield deems appropriate) of the Westerville Parcel and any other due diligence as Middlefield elects to perform with respect to the Westerville Parcel; and

(b)	Within the Inspection Period, Middlefield shall be satisfied, in its sole discretion, that it has all permits, approvals and authorizations necessary for its intended use of the Westerville Parcel.

In the event that any of the Middlefield Contingencies have not been satisfied or waived by Middlefield within the Inspection Period, then Middlefield may terminate this Agreement by delivering written notice of such termination to Westerville prior to the expiration of the Inspection Period. If Middlefield fails to timely terminate this Agreement within the Inspection Period, then the Middlefield Contingencies shall be deemed waived.

Westerville shall give Middlefield and Middlefield’s representatives and contractors access to the Westerville Parcel during the Inspection Period during normal business hours upon at least seventy-two (72) hours advance notice to Rachel Ray, the Economic Development Director for Westerville (rachel.ray@westerville.org; (614) 901-6409). Middlefield, its agents or representatives, shall have the right during the Inspection Period, to physically inspect all buildings, improvements, mechanical and other equipment and fixtures on the Westerville Parcel, if any, to evaluate the operating condition thereof, and to conduct such inspections, surveys, and other tests and inspections. Notwithstanding anything to the contrary contained herein, in no event shall Middlefield conduct any invasive or soil boring tests upon the Westerville Parcel without first providing Westerville with not less than seven (7) days’ advance written notice of the same and the opportunity for Westerville to reasonably identify the location of such invasive or boring locations, with such borings subject to the approval of Westerville, which approval shall not be unreasonably withheld. Middlefield shall, at Middlefield’s sole cost and expense, be responsible for repairing and restoring the Westerville Parcel from any damage or alteration resulting from its inspections and/or entrance upon the Westerville Parcel by Westerville and/or its agents, servants, employees and contractors, and Middlefield shall indemnify and hold Westerville harmless from all costs, liabilities, losses and damages which may arise from such inspections and/or entrance upon the Westerville Parcel by Middlefield and/or its agents, servants, employees and contractors. The expenses of Middlefield’s investigation and due diligence shall be borne solely by Middlefield. Middlefield shall obtain and maintain the following insurance coverage during any periods of on-site activity (“Middlefield’s Insurance”): (a) policy of commercial general liability insurance with a minimum limit of One Million Dollars ($1,000,000) for each occurrence and Two Million Dollars ($2,000,000) in aggregate for bodily injury, including death, and property damage; and (b) automobile liability insurance in the amount of One Million Dollars ($1,000,000) per occurrence. Westerville shall be named as an additional insured on the above-referenced policies on a primary and non-contributory basis. Copies of the certificates of insurance evidencing the required coverages noted above and reflecting the addition of Westerville as an additional insured shall be provided to Westerville not less than five business (5) days prior to any access to the Westerville Parcel by Middlefield or its agents performing on-site due diligence. Notwithstanding anything else in this Agreement to the contrary, the provisions of this Section 2.3 shall survive Closing or the earlier termination of this Agreement.

2.4 Middlefield Application to Planning Commission. Middlefield shall have one hundred fifty (150) days after the later of (a) Effective Date and (b) receipt of Westerville’s deliveries pursuant to Section 2.6 below (the “Application Deadline”), to submit its development plan application to the City of Westerville Planning Commission (the “Planning Commission”), Buyer shall diligently pursue the required approvals from Planning Commission. If Middlefield fails to submit its application to the Planning Commission by the Application Deadline, then City may terminate this Agreement at any time prior to Middlefield submitting its application to the Planning Commission, whereupon the Parties shall have no further rights or obligations under this Agreement except to the extent otherwise provided herein.

2.5 Use of Middlefield Parcel and Westerville Parcel Post-Closing.

(a)

Middlefield Operations Post-Closing. Notwithstanding the conveyance of the Middlefield Parcel to Westerville pursuant to the terms of this Agreement, Westerville agrees that Middlefield shall have the right to continued occupancy of the Middlefield Parcel, for the sum of One Dollar ($1.00), for a period of time following such transfer (the “Interim Operation Period”) until the earlier of: (a) Middlefield relocating its business operations to an office within the improvements on the redeveloped Westerville Parcel; or (b) two hundred twenty (220) days following the Closing Date. If Middlefield is not able to relocate its business operations to the Westerville Parcel prior to the expiration of the Interim Operation Period despite its diligent efforts to do so, Middlefield may extend the Interim Operation Period for up to three (3) additional periods of thirty (30) days each (each thirty (30) day extension period individually being an “Extended Operation Period”, and collectively the “Extended Operation Periods”) by providing a notice of extension to Westerville prior to the end of the initial Interim Operation Period, or the then current Extended Operation Period, as may be applicable. Additionally, the notice of extension for the second thirty (30) day Extended Operation Period and third thirty (30) day Extended Operation Period delivered by Middlefield to Westerville shall include a required non-refundable payment of Five Thousand Dollars ($5,000.00) for each such extension. During the Interim Operation Period, as may be extended by the Extended Operation Periods, Middlefield shall occupy the Middlefield Parcel pursuant to the terms and conditions of a lease agreement (the “Lease Agreement”), substantially in the form of that which is attached hereto as Exhibit “C”.

(b)

Retail Banking Restriction on Middlefield Parcel. The limited warranty deed granted by Middlefield to Westerville at Closing shall contain a restriction running ten (10) years from the Closing Date that the Middlefield Parcel may not be used as a Retail Banking Branch by any party other than Middlefield during its Interim Operation Period (the “Middlefield Parcel Retail Banking Restriction”). For the purposes of this Section 2.5(b) regarding the Middlefield Retail Banking Restriction, “Retail Banking Branch” shall mean operation of a bank (or the operation of any drive through lanes for a bank other than for an ATM), savings and loan, mortgage lending, credit union, or business making loans and/or taking deposits from the public, including, but not limited to, any business offering check cashing, title loans or pay day loans; provided, however that the operation of an ATM on the Middlefield Parcel is excluded from the definition of Retail Banking Branch, and such operation of an ATM on the Middlefield Parcel shall not be subject to the Middlefield Parcel Retail Banking Restriction. The Middlefield Parcel Retail Banking Restriction shall also apply to prohibit (a) a business having space in a structure devoted to the operation of a Retail Banking Branch, and (b) the placing of any sign on the Middlefield Parcel or allowing the placing of any sign on the Middlefield Parcel advertising the use or operation of any portion of the Middlefield Parcel or any other property as a Retail Banking Branch. The Retail Banking Restriction is a material part of the consideration and shall be binding upon the Middlefield Parcel described herein. The Deed incorporating the Middlefield Parcel Retail Banking Restriction shall be recorded as a part of and simultaneously with the Closing.

(c)

Prohibited Use and Use Restriction on Westerville Parcel. The limited warranty deed granted by Westerville to Middlefield at Closing shall contain a use restriction prohibiting use of the Westerville Parcel for any of the uses set forth on the Exhibit “D” attached hereto and incorporated herein by reference (the “Prohibited Use Restriction”), and further providing that the Westerville Parcel may only be used for a one or two story Retail Banking Branch, for a period of two (2) years from the date construction of the improvements on the Westerville Parcel are completed (the “Use Restriction”) . The Prohibited Use Restriction and the Use Restriction are solely for the benefit of Westerville, and may (i) only be enforced by Westerville, and (ii) modified by a writing signed by Westerville.

(d)

Retail Banking Restriction on Balance of Parent Parcel. At the time of Closing, the balance of the Parent Parcel shall be subject to the use restrictions set forth on the Exhibit “E” attached hereto and incorporation herein by reference (the “Parent Parcel Use Restriction”). The Parent Parcel Use Restrictions may (i) only be enforced by Westerville against a subsequent owner of the balance of the Parent Parcel, and (ii) modified by a writing signed by City; provided, however, that the Retail Banking Restriction (as defined in Exhibit “E”) may also be enforced by Middlefield and its successors and assigns.

2.6 Delivery of Documents. Within seven (7) days after the Effective Date, Westerville shall deliver to Middlefield, to the extent readily available and in its possession or control, all due diligence and inspection reports related to the Westerville Parcel, and Middlefield shall deliver to Westerville, to the extent reasonably available and in its possession or control, all due diligence and inspection reports related to the Middlefield Parcel, including, without limitation, the following:

(a)	Surveys and prior owner’s title insurance policies;

(b)	Any environmental reports (e.g., Phase I Environmental Site Assessment, Phase II Environmental Site Assessment, etc.) and soil studies;

(c)	Any appraisal or assessment reports completed within the past three (3) years;

(d)	Building or architectural plans; and

(e)	Summaries and copies of any pending, threatened or historical litigation affecting the respective parcels.

2.7 Westerville Title Insurance and Survey.

(a) Westerville Title Commitment. The Escrow Agent shall deliver to Westerville a commitment for an owner’s title insurance policy relating to the Middlefield Parcel (the “Westerville Commitment”) within fifteen (15) days after the Effective Date, together with copies of all documents or instruments listed on Schedule B to the Westerville Commitment. If the Westerville Commitment discloses any exception to title which is unacceptable to Westerville, then Westerville shall so notify Middlefield within one hundred twenty (120) days after the Effective Date (the “Title Review Period”). Middlefield shall have fifteen (15) days after receipt of written notice from Westerville of Westerville’s title objections, within which Middlefield may remove the same, or commit to removing the same prior to Closing. If within said fifteen (15) day period (or such extension thereof as Westerville may grant in writing) any such exception is not removed, or Middlefield does not commit to removing such exception prior to Closing, Westerville may, at Westerville’s option, to be exercised by written notice to Middlefield within fifteen (15) days after the expiration of the foregoing fifteen (15) day period (or extension thereof), elect to (i) accept the status of title subject to such exceptions and proceed with the transaction; or (ii) terminate this Agreement, whereupon both Parties shall thereafter be released from all further obligations under this Agreement and neither Party shall have any further liability to the other Party hereto.

In the event Westerville elects to terminate this Agreement based on the foregoing, Westerville shall pay all costs of the title examination, the Westerville Commitment and all escrow fees. In any event, Middlefield shall be obligated to cooperate with Westerville and take all reasonable steps as may be required to remove such exceptions and, in the event any such exception is capable of being removed or satisfied with the payment of a sum certain (e.g., a mortgage, judgment lien, etc.)(a “Monetary Lien”), Middlefield shall be required to remove such exception, at its sole cost and expense, at or prior to the Closing Date, regardless of whether or not Westerville has notified Middlefield of Westerville’s objection thereto, and the failure of Westerville to object to a Monetary Lien shall in no event be deemed a waiver of Westerville’s right to require Middlefield to remove such Monetary Lien. Westerville may, at Westerville’s discretion, up to the date of Closing, request an update to the Westerville Commitment to the respective date which must disclose no change in the state of the title to the Middlefield Parcel (if any change is so disclosed, Westerville shall have the right to terminate this Agreement to the extent that Westerville deems any of such changes objectionable).

(b) Westerville Surveys. Westerville may, at its option and expense, acquire an ALTA survey of the Middlefield Parcel (“Westerville Survey”), which survey shall comply with American Land Title Association/American Congress on Surveying & Mapping (ALTA/ACSM) standards, shall include such Table A items as specified by Westerville, and shall be certified to Westerville, Middlefield, Escrow Agent and the Title Company. Upon Westerville’s receipt of the Westerville Survey:

(i) Westerville shall review the Westerville Survey in conjunction with the Westerville Commitment and shall notify Middlefield in writing within the Title Review Period of any objection(s) thereto (the “Westerville Survey Objections”).

(ii) Middlefield shall use reasonable efforts to cure the Westerville Survey Objections which may be cured without expense within fifteen (15) days after Middlefield’ receipt of Westerville’s notice (or extension thereof as Westerville may grant in writing). If the Westerville Survey Objections are not timely cured, Westerville shall have the option to (i) accept the Middlefield Parcel subject to the Westerville Survey Objections, or (ii) terminate this Agreement this Agreement within ten (10) days of the end of Middlefield’s cure period, in which event all funds and documents previously paid, deposited or advanced by Westerville shall be immediately returned to Westerville, whereupon both Parties shall thereafter be released from all further obligations under this Agreement and neither Party shall have any further liability to the other Party hereto. In the event Westerville elects to terminate this Agreement based on the foregoing, Westerville shall pay all costs of the title examination, the Westerville Commitment, the Westerville Surveys and all escrow fees.

(iii) The failure of Westerville to timely notify Middlefield of objection(s) to the Westerville Survey shall constitute an acceptance thereof by Westerville.

2.8 Middlefield Title Insurance and Survey.

(a) Middlefield Title Commitment. The Escrow Agent shall deliver to Middlefield a commitment for an owner’s title insurance policy relating to the Westerville Parcel (the “Middlefield Commitment”) within fifteen (15) days after the Effective Date, together with copies of all documents or instruments listed on Schedule B to the Middlefield Commitment. If the Middlefield Commitment discloses any exception to title which is unacceptable to Middlefield, then Middlefield shall so notify Westerville within the Title Review Period. Westerville shall have fifteen (15) days after receipt of written notice from Middlefield of Middlefield’s title objections to remove the same. If within said fifteen (15) day period (or such extension thereof as Middlefield may grant in writing) any such exception is not removed, Middlefield may, at its option, to be exercised by written notice to Westerville within ten (10) days after the expiration of the foregoing fifteen (15) day period (or extension thereof), elect to (i) accept the status of title subject to such exceptions and proceed with the transaction; or (ii) terminate this Agreement, whereupon both Parties shall thereafter be released from all further obligations under this Agreement and neither Party shall have any further liability to the other Party hereto.

In the event Middlefield elects to terminate this Agreement based on the foregoing, Middlefield shall pay all costs of the title examination, the Middlefield Commitment and all escrow fees. In any event, Westerville shall be obligated to cooperate with Middlefield and take all reasonable steps to remove such exceptions and, in the event any such exception is capable of being removed or satisfied with the payment of a sum certain (e.g., a mortgage, judgment lien, etc.) (a “Monetary Lien”), Westerville shall be required to remove such exception, at its sole cost and expense, at or prior to the Closing Date, regardless of whether or not Middlefield has notified Westerville of Middlefield’s objection thereto, and the failure of Middlefield to object to a Monetary Lien shall in no event be deemed a waiver of Middlefield’s right to require Westerville to remove such Monetary Lien. Middlefield may, at Middlefield’s discretion, up to the date of Closing, request an update to the Middlefield Commitment to the respective date which must disclose no change in the state of the title to the Westerville Property (if any change is so disclosed, Middlefield shall have the right to terminate this Agreement to the extent that Middlefield deems any of such changes objectionable).

(b)

Middlefield Survey. Middlefield may, at its option and expense, acquire an ALTA survey (“Middlefield Survey”), which survey shall comply with American Land Title Association/American Congress on Surveying & Mapping (ALTA/ACSM) standards, shall include such Table A items as specified by Middlefield, and shall be certified to Middlefield, Westerville, Escrow Agent and Title Company. Upon Middlefield’s receipt of the Middlefield Survey:

(i) Middlefield shall review the Middlefield Survey in conjunction with the Middlefield Commitment and shall notify Westerville in writing within the Title Review Period of any objection(s) thereto (the “Middlefield Survey Objections”).

(ii) Westerville shall use reasonable efforts to cure the Middlefield Survey Objections which may be cured without expense within fifteen (15) days after Westerville’ receipt of Middlefield’ notice (or extension thereof as Middlefield may grant in writing). If the Middlefield Survey Objections are not timely cured, Middlefield shall have the option to (i) accept the Westerville Property subject to the Middlefield Survey Objections, or (ii) terminate this Agreement within ten (10) days of the end of Westerville’s cure period, in which event all funds and documents previously paid, deposited or advanced by Middlefield shall be immediately returned to Middlefield, whereupon both Parties shall thereafter be released from all further obligations under this Agreement and neither Party shall have any further liability to the other Party hereto. In the event Middlefield elects to terminate this Agreement based on the foregoing, Middlefield shall pay all costs of the title examination, the Middlefield Commitment, the Middlefield Survey, and all escrow fees.

(iii) The failure of Middlefield to timely notify Westerville of objection(s) to the Middlefield Survey shall constitute an acceptance thereof by Middlefield.

2.9 Representations and Warranties of Westerville. Westerville represents and warrants to Middlefield that the following statements are true as of the Effective Date, which statements shall continue to be true on the Closing Date:

(a) Subject to the provisions of Sections 2.2(b) and 4.17 hereof, Westerville has all necessary power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b) This Agreement and the consummation of the transactions contemplated herein constitute the valid, enforceable and binding obligations of Westerville, and to the best of Westerville’s knowledge, Westerville has good, marketable and indefeasible fee simple title to the Westerville Parcel.

(c) To the best of Westerville’s knowledge, the execution and delivery of this Agreement and the consummation of the transaction hereunder does not violate any terms, provisions, and conditions of any agreement or any decree, judgment or other obligation binding upon Westerville.

(d) To the best of Westerville’s knowledge, there is no litigation, proceeding or action pending or threatened against or relating to the Westerville Parcel or to Westerville which could adversely affect the Westerville Parcel or the operation thereof or Westerville or which questions the validity of this Agreement or any action taken or to be taken by Westerville pursuant hereto.

(e) Any labor or work performed on the Westerville Parcel within the 90-day period immediately preceding the Closing, if any, will be paid for, and no unpaid improvements which might ripen into and form the basis of a mechanics’ lien have been or will be made to the Westerville Parcel within said period.

(f) There are no leases or occupancy agreements in effect with respect to the Westerville Parcel.

(g) Westerville has no knowledge of contemplated improvements to or adjoining the Westerville Parcel by public authority, the cost of which are to be assessed as special taxes against the Westerville Parcel, except as otherwise disclosed herein.

(h) Westerville has not been notified within the past two (2) years of any condemnation proceedings against the Westerville Parcel.

(i) To the best of Westerville’s knowledge, no person or entity has an option, right of first refusal or first offer or similar right with respect to the Westerville Parcel or is this Agreement in conflict with any other agreement.

(j) Westerville is not aware of any violations of applicable laws regarding hazardous materials which may be located on the Westerville Parcel. This representation is not to be interpreted as a representation from Westerville that there are no hazardous materials located on the Westerville Parcel, and Middlefield shall rely on its own inspection as permitted by Section 2.2 to determine if hazardous materials are located on the Westerville Parcel. Further, Middlefield hereby acknowledges that it is aware that farming activities have been conducted on the Westerville Parcel and that agricultural chemicals and pesticides may have been utilized in connection therewith.

(k) There are no mortgages, liens, special assessments, bond financing or other encumbrances (other than the Permitted Exceptions) affecting the Westerville Parcel, but Middlefield hereby acknowledges that it is aware the Westerville Parcel may be subject to non-delinquent assessments by the Altair Campus Association, Inc. (“Association”), of which Middlefield shall be a member subsequent to Closing.

The representations and warranties of Westerville set forth in this Section 2.9, as they may be updated at Closing as provided for below, shall expire one (1) year after the Closing Date (such period is called the “Survival Period”) except to the extent, and only to the extent, if any, that Middlefield shall have delivered written notice to Westerville during the Survival Period describing in reasonable detail the breach or alleged breach of such representations and warranties by Westerville. Westerville shall have no liability to Middlefield for a breach of any representation or warranty unless written notice containing a description of the specific nature of such breach shall have been given by Middlefield to Westerville prior to the expiration of the Survival Period and any action by the Middlefield for a breach thereof must be brought within eighteen (18) months after the Closing. Claims for breaches of a Westerville representation or warranty are in addition to the remedies provided for in Section 4.1 of this Agreement, but in no event shall Westerville’s liability pursuant to this Section 2.9 exceed the Agreed Value.

As used in this Agreement, the words “To the best of Westerville’s knowledge”, “Westerville has knowledge of” or words of similar import shall mean the actual knowledge of Monica Dupee, the City Manager of Westerville, without imposing any duty of investigation or personal liability on such individual, and shall not include any imputed, implied or constructive knowledge of such individual. Westerville shall promptly notify Middlefield if any of the representations or warranties contained in this Section 2.9 become untrue. If any of the representations or warranties contained in this Section 2.9 are not true at Closing as a result of Westerville’s knowledge acquired, or facts, circumstances or events occurring, after the Effective Date, then Middlefield may elect, as its sole remedy in lieu of those remedies set forth in Section 4.1 herein, to terminate this Agreement by the delivery of written notice to Westerville prior to the earlier to occur of (a) three (3) Business Days after receipt of notice that the representations or warranties will not be true at Closing or (b) the Closing, and in the event of such termination, the Parties shall have no further obligations under this Agreement except for those obligations that survive termination. If Middlefield does not timely deliver written notice terminating this Agreement, then the representations and warranties of Westerville shall be updated at the Closing to reflect all matters disclosed by Seller.

2.10 Representations and Warranties of Middlefield. Middlefield represents and warrants to Westerville that the following statements are true as of the Effective Date, which statements shall continue to be true on the Closing Date:

(a) Middlefield is and will be on the Closing Date, a corporation duly organized and validly existing under the laws of the State of Ohio, and Middlefield has and will have on the Closing Date, all necessary power and authority to enter into this Agreement and to perform its obligations under this Agreement.

(b) This Agreement and the consummation of the transactions contemplated herein constitute the valid, enforceable and binding obligations of Middlefield, and to the best of Middlefield’s knowledge, Middlefield has good, marketable and indefeasible fee simple title to the Middlefield Parcel.

(c) To the best of Middlefield’s knowledge, the execution and delivery of this Agreement and the consummation of the transaction hereunder does not violate any terms, provisions, and conditions of any agreement or any decree, judgment or other obligation binding upon Middlefield.

(d) To the best of Middlefield’s knowledge, no notice or citation for the violation of any zoning, building or other law, ordinance, regulation or directive of any governmental or quasi-governmental authority or authorities having or asserting jurisdiction relating to the Middlefield Parcel or any part or parts thereof or the operation thereof by Middlefield, have been received by Middlefield which has not been corrected and Middlefield has no knowledge of any fact or condition which may result in the issuance of any such notice or citation.

(e) To the best of Middlefield’ knowledge, there is no litigation, proceeding or action pending or threatened against or relating to the Middlefield Parcel or to Middlefield which could adversely affect the Middlefield Parcel or the operation thereof or Westerville or which questions the validity of this Agreement or any action taken or to be taken by Middlefield or Westerville pursuant hereto.

(f) Any labor or work performed on the Middlefield Parcel within the 90-day period immediately preceding the Closing, if any, will be paid for, and no unpaid improvements which might ripen into and form the basis of a mechanics’ lien have been or will be made to the Middlefield Parcel within said period.

(g) There are no leases or occupancy agreements in effect with respect to the Middlefield Parcel which shall survive Closing, except for the Lease Agreement.

(h) Middlefield has no knowledge of contemplated improvements to or adjoining the Middlefield Parcel by public authority, the cost of which are to be assessed as special taxes against the Middlefield Parcel.

(i) Middlefield has not been notified within the past two (2) years of any condemnation proceedings against the Middlefield Parcel.

(j) Middlefield is not a “nonresident alien,” “foreign corporation,” “foreign partnership,” “foreign trust” or “foreign estate” within the meaning of the Internal Revenue Code and Income Tax Regulations.

(k) To the best of Middlefield’s knowledge, no person or entity has an option, right of first refusal or first offer or similar right with respect to the Middlefield Parcel nor is this Agreement in conflict with any other agreement.

(l) Middlefield is not aware of any violations of applicable laws regarding hazardous materials which may be located on the Middlefield Parcel. This representation is not to be interpreted as a representation from Middlefield that there are no hazardous materials located on the Middlefield Parcel, and Westerville shall rely on its own inspection as permitted by Section 2.3 to determine if hazardous materials are located on the Middlefield Parcel.

(m) There are no mortgages, liens, special assessments, bond financing or other encumbrances (other than the Permitted Exceptions) affecting the Middlefield Parcel.

The representations and warranties of Middlefield set forth in this Section 2.10, as they may be updated at Closing as provided for below, shall expire after the Survival Period, except to the extent, and only to the extent, if any, that Westerville shall have delivered written notice to Middlefield during the Survival Period describing in reasonable detail the breach or alleged breach of such representations and warranties by Middlefield. Middlefield shall have no liability to Westerville for a breach of any representation or warranty unless written notice containing a description of the specific nature of such breach shall have been given by Westerville to Middlefield prior to the expiration of the Survival Period and any action by the Westerville for a breach thereof must be brought within eighteen (18) months after the Closing. Claims for breaches of a Middlefield representation or warranty are in addition to the remedies provided for in Section 4.1 of this Agreement, but in no event shall Middlefield’s liability pursuant to this Section 2.10 exceed the Agreed Value.

As used in this Agreement, the words “To the best of Middlefield’s knowledge”, “Middlefield has knowledge of” or words of similar import shall mean the actual knowledge of Thomas Wilson, the Executive Vice President of Middlefield, without imposing any duty of investigation or personal liability on such individual, and shall not include any imputed, implied or constructive knowledge of such individual. Middlefield shall promptly notify Westerville if any of the representations or warranties contained in this Section 2.10 become untrue. If any of the representations or warranties contained in this Section 2.10 are not true at Closing as a result of Middlefield’s knowledge acquired, or facts, circumstances or events occurring, after the Effective Date, then Westerville may elect, as its sole remedy in lieu of those remedies set forth in Section 4.1 herein, to terminate this Agreement by the delivery of written notice to Middlefield prior to the earlier to occur of (a) three (3) Business Days after receipt of notice that the representations or warranties will not be true at Closing or (b) the Closing, and in the event of such termination, the Parties shall have no further obligations under this Agreement except for those obligations that survive termination. If Westerville does not timely deliver written notice terminating this Agreement, then the representations and warranties of Middlefield shall be updated at the Closing to reflect all matters disclosed by Seller.

2.11 Access, Utilities and Easements.

(a) Cross-Access Agreement.

Prior to the end of the Inspection Period, Westerville and Middlefield shall agree in good faith upon the form and substance of a cross-access and maintenance agreement to govern the manner of access across the drive aisles as they may exist from time to time on the Westerville Parcel and the balance of the Parent Parcel, which shall include the right in Middlefield to construct the access drives and curb cuts to the extent they have not then been completed. Westerville and Middlefield acknowledge that the cross-access easements shall allow clear and unobstructed access to and from each parcel to the curb cuts providing access off of Altair Parkway and Kepler Crossing, but that there shall not be any cross-easements for parking. The curb-cuts available to the Property shall be right-in/right-out access to and from Altair Parkway, left in access from Altair Parkway and full access to and from Kepler Crossing. Further, each owner of the Westerville Parcel and the balance of the Parent Parcel shall be responsible for all maintenance of the access areas located on their respective parcels, with the right of self-help if an owner does not maintain the access area located on such owner’s parcel and the right to charge and lien the non-performing Party. The cross-access and maintenance agreement shall then be executed at Closing and recorded. If the event Westerville and Middlefield are unable to agree upon the form and substance of the cross-access and maintenance agreement prior to the end of the Inspection Period, then this Agreement shall, at either Party’s option by notice to the other Party prior to the Inspection Deadline, terminate and be of no further force or effect except as specifically set forth in this Agreement.

(b) Utilities. Westerville shall deliver water, electric, storm sewer, sanitary sewer, fiber and telecommunications conduit to the Westerville Parcel or within the adjacent right-of-way on or before the Closing Date. Middlefield will need to make request directly to Columbia Gas for gas service.

(c) Easements. Prior to or at Closing but subject to review and approval by Middlefield in its reasonable discretion, which shall not be unreasonably withheld or delayed, Westerville may grant or reserve (or Middlefield shall grant at Closing) easements on the Westerville Parcel for utilities and stormwater infrastructure purposes which are necessary to service the balance of the Parent Parcel and/or Westar Place development. Westerville and Middlefield shall cooperate regarding the placement, location and terms of said easements so as to not interfere with Middlefield’s development on the Westerville Parcel and Middlefield may reject any utilities or stormwater infrastructure which increase the cost of development of the Westerville Parcel.

Grading. Middlefield acknowledges that its development on the Westerville Parcel will abut the remainder of the Parent Parcel identified as Subarea A-1/Lot 1 on the attached Exhibit A, on which future development will also occur. At the time Middlefield submits its development plan to the City of Westerville Planning Commission, Middlefield shall provide its grading plan for the Westerville Parcel to Westerville for review and approval, to ensure that the grades will be compatible with future development of the balance of the Parent Parcel, taking into consideration the cross-access easement between the Westerville Parcel and the balance of the Parent Parcel as provided for above, and the Parties shall cooperate with each other in regard to the development of such compatible grading plan.

ARTICLE 3

CLOSING AND POSSESSION

3.1 Closing. On the Closing Date, Westerville shall convey the Westerville Parcel to Middlefield, and Middlefield shall convey the Middlefield Parcel to Westerville, by limited warranty deeds (the “Deeds”) subject only to applicable zoning ordinances, easements, restrictions and covenants of record, legal highways, and real estate taxes and assessments not yet due and payable

(provided that the foregoing do not make the title unmarketable), and further provided that the Deed of the Middlefield Parcel to Westerville shall contain the Retail Banking Restriction as set forth in Section 2.4(c), above, and the Deed of the Westerville Parcel to Middlefield shall contain the Prohibited Use Restriction and Use Restriction set forth in Section 2.4(d), above. Additionally, on or before the Closing Date all of the following conditions precedent to the completion of this transaction shall have been satisfied by the applicable Party in writing:

(a) Middlefield and Westerville have each deposited in escrow the fully executed Deeds, title affidavits required by the Title Company and the fully executed cross access and maintenance agreement all in form reasonably acceptable to the Parties, non-foreign person certificates pursuant to Section 1445 of the Internal Revenue Code, and all other documents required to be deposited by the Parties pursuant to the terms of this Agreement;

(b) The Escrow Agent is prepared to issue to Middlefield an owner’s policy in accordance with the Middlefield Commitment (as approved by Middlefield) in the amount of the Agreed Value, and the Escrow Agent is prepared to issue to Westerville an owner’s policy in accordance with the Westerville Commitment (as approved by Westerville) in the amount of the Agreed Value; and

(c) Each Party has performed and observed all other obligations under this Agreement which are to be performed and observed prior to the Closing Date.

If the conditions listed in Sections 3.1(a) through (c), inclusive, have not been fulfilled on or before the Closing Date, or waived by the applicable Party in writing, the applicable Party may, but shall not be obligated to, terminate this Agreement upon notice to the other Party. If a Party elects to terminate this Agreement, then all funds and documents previously paid, deposited or advanced by that Party, if any, shall be immediately returned to that Party, each Party shall be responsible for and shall pay the costs of the title examinations, the Commitments and all escrow fees, and neither Party shall thereafter have any further obligation to the other Party hereto.

3.2 Possession. Exclusive possession of the Middlefield Parcel shall be delivered to Westerville on the Closing Date, subject to the terms of Section 2.4(a) hereof. Exclusive possession of the Westerville Parcel shall be delivered to Middlefield on the Closing Date.

3.3 Prorations and Charges.

(a) The Escrow Agent shall prorate and apportion to each Party as applicable, general real estate taxes and assessments for the Westerville Parcel and the Middlefield Parcel which are not yet due and payable, as of the Closing Date, The proration of undetermined taxes and assessment shall be based upon a three hundred sixty five (365) day year and on the last available tax rate and valuations, giving due regard to applicable exemptions, recently voted millage, change in tax rate or valuation (as a result of this transaction or otherwise), etc., whether or not the same have been certified. Notwithstanding the foregoing, if at the time of Closing, the Westerville Parcel has not been established as a separate parcel with its own tax bill, then Westerville shall continue to pay the tax bill for the Parent Parcel of which the Westerville Parcel is a part, and at Closing, Middlefield shall credit to Westerville an amount equal to Middlefield’s estimated proportionate share of taxes and assessments (including post-closing CAUV recoupment, if any) for the Westerville Parcel (on an acreage basis) utilizing the methodology set forth above in this Section 3.3(a). Upon receipt of the final tax bill for the Parent Parcel for the year of Closing, Westerville shall pay the tax bill, and the exact proration of real estate taxes and assessments (including CAUV recoupment, if any) through the date of Closing shall be calculated on an acreage basis. To the extent Middlefield’s exact proportionate share is more than the credit given by Middlefield to Westerville at Closing, Middlefield shall reimburse Westerville within thirty (30) days of written request for the additional amount due from Middlefield. If Middlefield’s exact proportionate share through the date of Closing is less than the credit given by Middlefield to Westerville at Closing, then Westerville shall reimburse Middlefield within thirty (30) days of Westerville’s receipt of the final tax bill for the Parent Parcel. This Section 3.3(a) shall survive the Closing.

(b) The Escrow Agent shall prorate and apportion to each Party, as applicable, all other income and expenses, if any, applicable to the Middlefield Parcel and Westerville Parcel as of the Closing Date.

(c) Middlefield shall be charged the following: (i) real estate taxes and assessments for the Middlefield Parcel for years prior to Closing and prorated general real estate taxes and assessments which are not yet due and payable as described above for the Middlefield Parcel and any special taxes or assessments; (ii) the costs of the Middlefield Commitment and the Middlefield owner’s title policy and any endorsements thereto; (iii) the cost of discharging any Monetary Lien on the Middlefield Parcel; ( (iv) any dues or assessments of any owner’s association or otherwise charged under any Permitted Exceptions, which shall be prorated as of the Closing Date; and (v) any utility charges incurred on the Middlefield Parcel up to and including the Closing Date.

(d) Westerville shall be charged the following: (i) real estate taxes and assessments for the Westerville Parcel for years prior to Closing and prorated general real estate taxes and assessments which are not yet due and payable as described above for the Westerville Parcel and any special taxes or assessments; (ii) the costs of the Westerville Commitment and the Westerville owner’s title policy and any endorsements thereto; (iii) the cost of discharging any Monetary Lien on the Westerville Property; (iv) any dues or assessments of any owner’s association or otherwise charged under any Permitted Exceptions, which shall be prorated as of the Closing Date; and (v) any utility charges incurred on the Westerville Property up to and including the Closing Date.

(e) Westerville and Middlefield shall be charged the following, which they shall split equally: (i) the cost of recording the Deeds; (ii) Escrow Agent’s escrow/settlement fees; (iii) the cost of real estate transfer taxes and conveyance fees, if any; (iv) the cost of recording the cross access easement agreement; and (v) all other customary closing costs. Each Party shall be responsible for their own attorney’s fees.

ARTICLE 4

MISCELLANEOUS

4.1 Breach. If either Party defaults in any of its obligations hereunder (including, without limitation, a breach in a representation, warranty or covenant) that is not cured within five (5) Business Days after written notice from the non-defaulting Party, then the non-defaulting Party may elect, in the non-defaulting Party’s sole and absolute discretion, by written notice to the defaulting Party to exercise one of the following remedies: (i) terminate this Agreement, whereupon the defaulting Party shall be responsible for reimbursing the non-defaulting Party for all of the non-defaulting Party’s documented out of pocket expenses incurred in connection with this transaction not to exceed the amount of Thirty Thousand Dollars ($30,000.00) (“Non-Defaulting Party Expenses”), and upon the receipt by the non-defaulting Party of the Non-Defaulting Party Expenses neither Party shall have any further obligations under this Agreement except under any provisions that survive the termination of this Agreement; (ii) waive the default and continue to Closing on the Closing Date subject to such default and without any change in the terms of this Agreement; or (iii) seek specific performance of this Agreement provided that written notice of the non-defaulting Party’s intent to seek specific performance is delivered to the defaulting Party within sixty (60) days after the latest possible date set forth in this Agreement for the Closing and the specific performance action is actually filed within one hundred eighty (180) days after the latest possible date set forth in this Agreement for the Closing. If written notice of the non-defaulting Party’s intent to seek specific performance is not delivered to the defaulting Party within such 60-day period, or if such written notice is given but a specific performance action is not filed prior to the expiration of such 180-day period, then the non-defaulting Party shall be conclusively deemed to have elected to obtain payment of the Non-Defaulting Party Expenses and terminate this Agreement as provided above. Notwithstanding the foregoing, in the event the remedy of specific performance is unavailable due to the defaulting Party having contracted with another party with respect to the sale or other transfer of its respective Parcel subject to this Agreement, then the non-defaulting Party shall have all rights and remedies available at law or in equity. The foregoing remedies only apply to pre-closing matters, and not any obligations of the Parties which survive the Closing Date.

4.2 Entire Agreement/Amendment. This Agreement constitutes the entire contract between the Parties hereto and supersedes all prior understandings, if any, there being no other oral or written promises, conditions, representations, understandings or terms of any kind as conditions or inducements to the execution hereof and none have been relied upon by either Party. Any subsequent conditions, representations, warranties, agreements or amendments shall not be valid and binding upon the parties unless in writing and signed by both Parties.

4.3 Escrow Conditions. This Agreement shall serve as escrow instructions, and the Escrow Agent may attach one of its printed forms of conditions of acceptance of escrow hereto; provided, however, in the event of any inconsistency between said conditions of acceptance and this Agreement, this Agreement shall control.

4.4 Notices. Unless otherwise expressly required or permitted by the terms of this Agreement, any notice required or permitted to be given hereunder by the Parties shall be delivered by certified mail, return receipt requested, or messenger service or nationally recognized overnight courier, provided a receipt is obtained, to the Parties at the addresses set forth below, unless different addresses are given by one Party to the other in accordance with the terms hereof:

If to Middlefield:	The Middlefield Banking Company
100 East Franklin Street
Kenton, Ohio 43326
Attn: Thomas Wilson

with a copy to:	Joanne I. Goldhand, Esq.
Ice Miller, LLP
250 West Street
Columbus, OH 43215
Email: Joanne.goldhand@icemiller.com

If to Westerville:	City of Westerville, Ohio
21 S. State Street
Westerville, Ohio 43081
Attn: Monica Dupee, City Manager

with a copy to:	Bruce Bailey, Esq.
Metz Bailey & McLoughlin
33 E. Schrock Road
Westerville, Ohio 43081
Email: bbailey@metzbailey.com

and

Onda LaBuhn
35 N. Fourth Street, Suite 100
Columbus, Ohio 43215
Attn: Matthew A. LaBuhn, Esq.
Email: mal@ondalabuhn.com

Any notice delivered in accordance with the requirements of this Agreement shall be deemed delivered when delivery of such notice is received or delivery thereof is refused.

4.5 No Broker. The Parties acknowledge and agree that no real estate agents or brokers have been involved in this transaction, and no commission or similar fee is owed or will be owed with respect to the transactions contemplated by this Agreement and the consummation thereof. If a third party claims a commission or similar fee as a result of or due to a relationship with a Party, the Party with which the third party claims the relationship shall be responsible for paying any commission or fees which are due to such third party.

4.6 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

4.7 Section Headings. All section headings and other titles and captions herein are for convenience only, do not form a substantive part of this Agreement, and shall not restrict or enlarge any substantive provisions of this Agreement.

4.8 Applicable Law and Interpretation. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO. Venue of any litigation related to this Agreement shall be in the applicable State courts in Franklin County, Ohio or Delaware County, Ohio. Where required for proper interpretation, words in the singular shall include the plural; and words of any gender shall include all genders. The descriptive headings of the articles, sections, and paragraphs in this Agreement are for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

4.9 Agreement in Counterparts/Electronic Signature. This Agreement may be executed in counterparts, and each signed counterpart, when taken together, shall constitute one and the same agreement. For purposes of executing this Agreement, a document signed electronically and/or transmitted by facsimile machine or e-mail shall be treated as an original document. The signature of any Party thereon shall be considered as an original signature, and the document transmitted shall be considered to have the same binding legal effect as an original signature on an original document. At the request of either Party, any facsimile or e-mail document shall be re-executed by the other Party in original form. No Party hereto may raise the use of an electronic signature or delivery by a facsimile machine or e-mail as a defense to the enforcement of this Agreement or any amendment executed in compliance with this Section.

4.10 Assignment. This Agreement may not be assigned by either Middlefield or Westerville without the prior written consent of the other Party, which consent may be withheld in the sole discretion of either Party hereto. Notwithstanding any assignment for which consent is granted, the Party assigning its interest under this Agreement shall remain liable for its obligations hereunder.

4.11. Reserved.

4.12 Construction. No provisions of this Agreement shall be construed by any court or other judicial authority against any Party hereto by reason of such Party’s being deemed to have drafted or structured such provisions.

4.13 Waiver. No waiver by any Party of any of its rights or remedies hereunder or otherwise shall be considered a waiver of any other subsequent right or remedy. Except as expressly provided herein, no waiver by any Party of any of its rights or remedies hereunder or otherwise shall be effective unless such waiver is evidenced in a written instrument executed by the waiving Party.

4.14 Time. Time is of the essence with respect to the performance of each provision of this Agreement. If a date hereunder shall fall on a Saturday, Sunday, or a State of Ohio recognized holiday on which government offices are closed, then the date shall occur on the next day that is not a Saturday, Sunday, or State recognized holiday on which government offices are closed.

4.15 Casualty. In the event a Parcel shall be damaged by fire, windstorm, hail, explosion or other casualty before the Closing, the Party which is the owner of such Parcel (the “Owner Party”) shall promptly notify the Party which is the prospective transferee of such Parcel (the “Transferee Party”) of such event, and the Transferee Party may, within twenty (20) business days after receipt of such notice, elect to terminate this Agreement by delivery of written notice to that effect to the

Owner Party, in which event the Parties shall have on further rights or obligations under this Agreement except as may be specifically set forth herein. If the Transferee Party does not elect to terminate this Agreement as aforesaid, (a) the Parties shall proceed to consummate the transaction contemplated by this Agreement, and (b) all unexpended proceeds of insurance (plus the amount of any insurance deductible amount not already expended in such restoration) received by or due the Owner Party by reason of such damage shall be paid, or the rights thereto shall be assigned, to the Transferee Party at the Closing.

4.16 Attorney’s Fees and Costs. In the event either Party to this Agreement commences legal action of any kind to enforce or interpret the terms and conditions of this Agreement or any of the closing documents, the prevailing Party in such litigation will be entitled to collect from the other Party all costs, expenses and reasonable attorneys’ fees incurred in connection with such action.

4.17 Disclaimer/Public Records. Westerville’s execution of this Agreement shall not constitute a representation, warranty or guarantee, whether express or implied, that Westerville, its Planning Commission or Council or any of their officers, employees, agents or representatives approve or in any way recommend, approve, or consent to the proposed plans, drawings, specifications or development of the Westerville Parcel. This Agreement and all documents related thereto are subject disclosure pursuant to the Ohio Public Records Law.

[SIGNATURE PAGE FOLLOWS]

The Parties hereto have executed this Agreement to be effective as of the Effective Date.

City of Westerville, Ohio, an Ohio municipal corporation

By:	/s/ Monica Dupee
Its:	City Manager
Date:	May 31, 2024

The Middlefield Banking Company, an Ohio corporation

By:	/s/ Ronald L. Zimmerly, Jr.
Name:	Ronald L. Zimmerly, Jr.
Its:	President/CEO
Date:	May 30, 2024